Exhibit 10.2

AMENDMENT TO
SHARE EXCHANGE AGREEMENT

This Amendment (“Amendment”) to the SHARE EXCHANGE AGREEMENT dated as of October 7, 2013 (the “Agreement”), by and among JASPER GROUP HOLDINGS, INC., a Delaware corporation (“Jasper”) and CODESMART HOLDINGS INC., a Florida corporation (“CodeSmart”) (collectively the “Parties”) is made and entered into as of October 31, 2013. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, on October 7, 2013, the Parties entered into the Agreement pursuant to which Jasper and CodeSmart agreed to an exchange of shares of their respective capital stock.

WHEREAS, the Parties wish to amend the Agreement to alter certain terms set forth therein in a manner the Parties deem mutually beneficial.

NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

1.           Amendments to the Agreement.

(a)           Second Recital. The number “20,000,0000” in the second recital to the Agreement is hereby replaced with “20,000,000.”

(b)           Third Recital. Third Recital shall be amended and restated to read in its entirety as follows:

“ WHEREAS, Jasper wishes to exchange with and issue to CodeSmart 1,106,678 shares of Jasper Common Stock, which will represent 10% of the fully diluted equity of Jasper immediately after such issuance for 400,000 shares of CodeSmart Common Stock. ”

(c)           Fourth Recital. Clause (i) of the fourth recital is hereby deleted.

(d)           Section 1.1. In Section 1.1 of the Agreement, the number “1,111,111” is hereby replaced with “1,106,678.”

(e)           Section 1.2. In Section 1.2 of the Agreement, the number “1,166,667” is hereby replaced with “1,106,678.”

(f)           The words “Section 1.3 Slight Change:” appearing after Section 1.2 of the Agreement are hereby deleted.

(g)           Section 1.3. Section 1.3 of the Agreement is hereby amended and restated to read in its entirety as follows:

“Section 1.3 Adjustment; Restrictions on Transfer.

(a)  If on the 120th day following the Closing Date (the “Measurement Date”), the value of the 400,000 CodeSmart Shares issued to Jasper based on the volume weighted average trading price of the CodeSmart Common Stock for the preceding 10 trading day period (“VWAP”) is less than $750,000, CodeSmart shall, within ten (10) calendar days, issue to Jasper a number of additional shares of CodeSmart Common Stock for consideration of $0.001 per share. The number of additional CodeSmart Shares so issued shall be such that the total value of all CodeSmart Shares held by Jasper following such issuance, based on the VWAP on the Measurement Date, shall be $1,000,000.

(b)  If on the Measurement Date, the value of the 400,000 CodeSmart Shares issued to Jasper based on the VWAP is greater than $1,250,000, Jasper shall, within ten (10) calendar days, sell, assign and transfer to CodeSmart a portion of the shares of CodeSmart Common Stock held by Jasper, for consideration of $0.001 per share. The number of CodeSmart Shares so transferred shall be such that the total value of all CodeSmart Shares retained by Jasper following such transfer, based on the VWAP on the Measurement Date, shall be $1,000,000.

(c)  It shall be CodeSmart’s responsibility to cause its counsel to deliver an opinion letter covering the sale of CodeSmart Shares pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) at such time as the CodeSmart Shares become eligible for resale under Rule 144 and Jasper notifies CodeSmart of its intent to effect a sale in reliance on Rule 144.

(d)  Jasper Shares shall not be transferred or resold without the express written consent of Jasper, unless in conjunction with a trade sale or registered public offering.”

(h)           Section 3.2. Section 3.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

“Section 3.2         Capitalization of Jasper; Title to the Jasper Equity Interests.
The authorized capital stock of Jasper consists of 20,000,000 shares of Jasper Common Stock. Of such authorized capital: (i) 9,733,333 shares of Jasper Common Stock are issued and outstanding as of the date hereof; (ii) approximately 206,767 shares of Jasper Common Stock are issuable upon conversion of certain convertible notes; and (iii) approximately 20,000 shares of Jasper Common Stock are issuable upon exercise of certain warrants. All of the outstanding Jasper Common Stock have been duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to ownership thereof. As of the date of this Agreement there are and as of the Closing Date, except as set forth above and on Schedule 3.2, there will be no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of Jasper, except for Jasper Shares to be issued pursuant to this Agreement.”

(i)           Section 3.10. Section 3.10 of the Agreement is hereby amended and restated to read in its entirety as follows:

“Section 3.10        Undisclosed Liabilities. Neither Jasper nor any Jasper Subsidiary has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for liabilities not exceeding $50,000 in any instance or $500,000 in the aggregate.”

(j)           Section 5.5. Section 5.5 of the Agreement is hereby amended and restated to read in its entirety as follows:

“Section 5.5    Jasper Financial Statements. Jasper shall have delivered to CodeSmart its balance sheet and operating statement as of and for the quarter ended September 30, 2013.”

(k)           Schedule 3.2. Schedule 3.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

“Jasper Group Holdings, Inc.
Capitalization Table

	Common	Convertible	Warrants*	Total
		Notes*
Joseph Abrams	1,000,000	101,397	10,000	1,111,397
Harry Dublinski	100,000			100,000
Craig P. McGuinn II	2,000,000	105,370	10,000	2,115,370
David A. Paterson	333,333			333,333
Christopher Petix	200,000			200,000
Scott Saland	100,000			100,000
Michael C. Woloshin	6,000,000			6,000,000
Beverly Berry		52,685	5,000	57,685
Genesis Interactive LLC		52,685	5,000	57,685
Brad Powers		105,370	10,000	115,370
TOTAL:	9,733,333	206,767	20,000	9,960,100

(*) Assumes Note conversion price of $0.50/share.”

2.           Additions to the Agreement.

(a)          ARTICLE II. The following section is hereby added to the end of Article II (Representations and Warranties of CodeSmart):

“Section 2.10 Investment Representations.

(a)          CodeSmart understands that the shares of Jasper Common Stock issued to CodeSmart hereunder (the “Jasper Shares”) have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of CodeSmart’s representations as expressed herein or otherwise made pursuant hereto. CodeSmart is acquiring the Jasper Shares for its own account, not as a nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

(b)           CodeSmart understands that the CodeSmart Shares issued pursuant to this Agreement will be “restricted securities” under the federal securities laws, inasmuch as the CodeSmart Shares are being acquired from CodeSmart in a transaction not involving a public offering and that under such laws such Securities may not be resold without registration under the Securities Act or an exemption therefrom. The CodeSmart Shares issued pursuant to this Agreement will be endorsed with a legend to such effect. CodeSmart has been informed and understands that (i) there are substantial restrictions on the transferability of the Jasper Shares, and (ii) no federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement, of the Jasper Shares.

(c)           CodeSmart has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to CodeSmart and acknowledges that CodeSmart can protect its own interests. CodeSmart has such knowledge and experience in financial and business matters so that CodeSmart is capable of evaluating the merits and risks of his/her/its investment in the Jasper Shares.

(d)           CodeSmart is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(e)           CodeSmart understands that all books, records, and documents of Jasper relating to this investment have been and remain available for inspection by CodeSmart upon reasonable notice. CodeSmart confirms that all documents requested have been made available, and that Jasper has been supplied with all of the information concerning this investment that has been requested. CodeSmart confirms that it has obtained sufficient information, in its judgment or that of its’ independent purchaser representative, if any, to evaluate the merits and risks of this investment. CodeSmart confirms that it has had the opportunity to obtain such independent legal and tax advice and financial planning services as it has deemed appropriate prior to making a decision to subscribe for the Jasper Shares. In making a decision to purchase the Jasper Shares, CodeSmart has relied exclusively upon its experience and judgment, or that of its purchaser representative, if any, upon such independent investigations as it, or they, deemed appropriate, and upon information provided by Jasper in writing or found in the books, records, or documents of Jasper.

(f)           CodeSmart is aware that an investment in the Jasper Shares is highly speculative and subject to substantial risks. CodeSmart is capable of bearing the high degree of economic risk and burdens of this venture, including, but not limited to, the possibility of a complete loss, the lack of a sustained and orderly public market, and limited transferability of the Jasper Shares, which may make the liquidation of this investment impossible for the indefinite future.

(g)           The offer to sell the Jasper Shares was directly communicated to CodeSmart by such a manner that CodeSmart, or its purchaser representative, if any, was able to ask questions of and receive answers from Jasper or a person acting on its behalf concerning the terms and conditions of this transaction. At no time, except in connection and concurrently with such communicated offer, was Jasper presented with or solicited by or through any leaflet, public promotional meeting, television advertisement, or any other form of general advertising.

(h)           None of the following information has ever been represented, guaranteed, or warranted to the undersigned, expressly or by implication by Jasper or any broker, agent or employee of Jasper, or by any other person:

(i)             The approximate or exact length of time that CodeSmart will be required to remain as a holder of the Jasper Shares;

(ii)            The amount of consideration, profit, or loss to be realized, if any, as a result of an investment in Jasper; or

(iii)           That the past performance or experience of Jasper, its officers, directors, associates, agents, affiliates, or employees or any other person will in any way indicate or predict economic results in connection with the plan of operations of Jasper or the return on the investment.”

(b)      ARTICLE III. The following section is hereby added to the end of Article III (Representations and Warranties of Jasper):

“Section 3.17 Investment Representations.

(a)           Jasper understands that the CodeSmart Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Jasper’s representations as expressed herein or otherwise made pursuant hereto. Jasper is acquiring the CodeSmart Shares for its own account, not as a nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

(b)           Jasper understands that the CodeSmart Shares issued pursuant to this Agreement will be “restricted securities” under the federal securities laws, inasmuch as the CodeSmart Shares are being acquired from CodeSmart in a transaction not involving a public offering and that under such laws such Securities may not be resold without registration under the Securities Act or an exemption therefrom. The CodeSmart Shares issued pursuant to this Agreement will be endorsed with a legend to such effect. Jasper has been informed and understands that (i) there are substantial restrictions on the transferability of the CodeSmart Shares, and (ii) no federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement, of the CodeSmart Shares.

(c)           Jasper has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to CodeSmart and acknowledges that such Purchaser can protect its own interests. Jasper has such knowledge and experience in financial and business matters so that Jasper is capable of evaluating the merits and risks of his/her/its investment in CodeSmart.

(d)           Jasper is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(e)           Jasper understands that all books, records, and documents of CodeSmart relating to this investment have been and remain available for inspection by Jasper upon reasonable notice. Jasper confirms that all documents requested have been made available, and that Jasper has been supplied with all of the information concerning this investment that has been requested. Jasper confirms that it has obtained sufficient information, in its judgment or that of its’ independent purchaser representative, if any, to evaluate the merits and risks of this investment. Jasper confirms that it has had the opportunity to obtain such independent legal and tax advice and financial planning services as it has deemed appropriate prior to making a decision to subscribe for the CodeSmart Shares. In making a decision to purchase the CodeSmart Shares, Jasper has relied exclusively upon its experience and judgment, or that of its purchaser representative, if any, upon such independent investigations as it, or they, deemed appropriate, and upon information provided by CodeSmart in writing or found in the books, records, or documents of CodeSmart, including its public reports filed with the Securities & Exchange Commission.

(f)           Jasper is aware that an investment in the CodeSmart Shares is highly speculative and subject to substantial risks. Jasper is capable of bearing the high degree of economic risk and burdens of this venture, including, but not limited to, the possibility of a complete loss, , and limited transferability of the CodeSmart Shares, which may make the liquidation of this investment impossible for the indefinite future.

(g)           The offer to sell the CodeSmart Shares was directly communicated to Jasper by such a manner that Jasper, or its purchaser representative, if any, was able to ask questions of and receive answers from CodeSmart or a person acting on its behalf concerning the terms and conditions of this transaction. At no time, except in connection and concurrently with such communicated offer, was Jasper presented with or solicited by or through any leaflet, public promotional meeting, television advertisement, or any other form of general advertising.

(h)           None of the following information has ever been represented, guaranteed, or warranted to the undersigned, expressly or by implication by CodeSmart or any broker, agent or employee of CodeSmart, or by any other person:

(i)            The approximate or exact length of time that Jasper will be required to remain as a holder of the CodeSmart Shares;

(ii)           The amount of consideration, profit, or loss to be realized, if any, as a result of an investment in CodeSmart; or

(iii)           That the past performance or experience of CodeSmart, its officers, directors, associates, agents, affiliates, or employees or any other person will in any way indicate or predict economic results in connection with the plan of operations of CodeSmart or the return on the investment.”

(c)      ARTICLE VIII. The following provisions are hereby added to the end of Under Article VIII (Miscellaneous Provisions):

“Section 8.14 Compliance with State and Federal Securities Laws.

(a)           The Jasper Shares and the CodeSmart Shares (collectively, the “Securities”) may only be disposed of in compliance with state and federal securities laws. Certificates evidencing the Securities will contain a legend substantially similar to the following, until such time as they are not required under Section 8.14(b):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICHSHALLBE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(b)           Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 8.14(a)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144, or (iv) except relating to state securities laws, if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Securities & Exchange Commission). The applicable issuer of any Securities shall cause its counsel to issue a legal opinion to such issuer’s transfer agent promptly if required by its transfer agent to effect the removal of the legend hereunder. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent to the applicable holder by crediting the account of the holder’s prime broker with the Depository Trust Company System.

(c)           Each party agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 8.14 is predicated upon the issuer’s reliance that such party will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

Section 8.15 “Market Stand-off” Agreement. CodeSmart and its transferee(s) agree, if requested by Jasper or an underwriter of a registered public offering of the Jasper Common Stock under the Act, not to sell or otherwise transfer or dispose of any Jasper Common Stock (or other securities) of Jasper held by such holder during a period of up to 180 days following the effective date of any registration statement of Jasper filed under the Act in connection with the initial public offering of Jasper Common Stock. Such agreement shall be in writing in the form satisfactory to Jasper and such underwriter, and may be included in the underwriting agreement. Jasper may impose stock-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

Section 8.16 Listing of Securities. CodeSmart agrees, (i) if CodeSmart applies to have the CodeSmart Common Stock traded on any Trading Market (as defined below), it will include in such application the shares of CodeSmart Common Stock issued hereunder, and will take such other action as is necessary or desirable to cause such CodeSmart Common Stock to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its CodeSmart Common Stock on the Trading Market and will comply in all material respects with CodeSmart’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board on which the CodeSmart Common Stock may be listed or quoted for trading currently or in the future.”

3.           No Other Amendments. Except as modified by the terms of this Amendment, the Agreement is hereby ratified and confirmed in its entirety, and shall remain in full force and effect in accordance with its terms.

4.           Governing Law. This Amendment will be construed in accordance with and governed in all respects by the laws of the State of New York without regard to any conflicts of law principles that would result in application of laws of any other jurisdiction.

5.           Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which, together, shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

	JASPER GROUP HOLDINGS, INC.		CODESMART HOLDINGS, INC.

By	/s/ Michael Woloshin	By	/s/ Ira Shapiro
Name:	Michael Woloshin	Name:	Ira Shapiro
Title:	Chief Executive Officer	Title:	Chief Executive Officer